UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 12, 2021

Date of Report: (Date of earliest event reported)

Cyanotech Corporation

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-14602 (Commission File Number)	91-1206026 (IRS Employer Identification Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740

(Address of principal executive offices)

(808) 326-1353

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	CYAN	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 12, 2021, Cyanotech Corporation (the “Company”) entered into an Amended and Restated Promissory Note (the “Note”) with Skywords Family Foundation, Inc. (“Skywords”). The Company obtained the original Promissory Note (the “Existing Promissory Note”) in the principal amount of $1,500,000 in favor of Skywords on April 12, 2019.  The Company and Skywords have agreed to amend, restate, replace or otherwise modify without novation, the Existing Promissory Note in order to convert $500,000 of the outstanding principal amount into revolving loans that may be prepaid and reborrowed from time to time in principal amounts not to exceed $500,000 (the “Maximum Revolving Amount”), extend the maturity date by three years, adjust the interest rate to reflect a floor of 5% and secure Skywords’ interest in the Note by granting a security interest in substantially all of the Company’s personal property assets, subject to limited exceptions (the “Collateral”). Concurrently with such conversion, the Company shall have repaid in cash to Skywords the principal amount of $500,000 plus all accrued interest to date on the Existing Promissory Note.

In connection with the grant of a security interest in the Collateral, on April 12, 2021, the Company also entered into an Intercreditor and Subordination Agreement (the “Intercreditor and Subordination Agreement”) with First Foundation Bank (the “Bank”) and Skywords. Cyanotech is indebted to the Bank pursuant to two Term Loan Agreements, dated August 14, 2012 and July 30, 2015, respectively, and a Revolving Credit Agreement, dated June 3, 2016, each of which granted the Bank a security interest in substantially all of the Company’s personal property assets. The Bank’s security interest in the Company’s personal property assets ranks senior to Skywords’ security interest in the Collateral, and the Intercreditor and Subordination Agreement generally governs the relationship between the Bank and Skywords as secured lenders to the Company and includes customary terms.

Skywords is controlled by Michael Davis, the Company’s Chairman of the Board of Directors and largest stockholder.  The Note bears interest at a rate of the prime rate (as published by the Wall Street Journal) plus 1% and is adjustable on the first day of each calendar quarter and fixed for that quarter; provided that at no time will the annual interest rate be less than 5%. The interest will be payable on the last day of each calendar quarter ended.  The entire principal amount and any accrued and unpaid interest will be due and payable on April 12, 2024, unless accelerated in an event of default.  The Company may prepay the Note at any time without penalty.

The Note and the Intercreditor and Subordination Agreement were undertaken to provide financing alternatives to address periodic changes in the Company’s cash requirements.

The foregoing description of the Note and the Intercreditor and Subordination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note and the Intercreditor and Subordination Agreement, copies of which are filed by the Company as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Name and/or Identification of Exhibit
10.1	Amended and Restated Promissory Note, dated April 12, 2021, by and between Skywords Family Foundation, Inc. and Cyanotech Corporation.
10.2	Intercreditor and Subordination Agreement, dated April 12, 2021, by and between First Foundation Bank, Skywords Family Foundation, Inc. and Cyanotech Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH CORPORATION

Dated: April 12, 2021	/s/ Felicia Ladin
	By:	Felicia Ladin
Chief Financial Officer, Vice President – Finance & Administration, and Treasurer

EXHIBIT INDEX

Exhibit Number	Name and/or Identification of Exhibit
10.1	Amended and Restated Promissory Note, dated April 12, 2021, by and between Skywords Family Foundation, Inc. and Cyanotech Corporation.
10.2	Intercreditor and Subordination Agreement, dated April 12, 2021, by and between First Foundation Bank, Skywords Family Foundation, Inc. and Cyanotech Corporation.